As filed with the Securities and Exchange Commission on June 15, 2009

Registration No. 333-152964

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT #5 TO FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RECON TECHNOLOGY, LTD

(Exact name of registrant as specified in its charter)

Cayman Islands	1389	Not Applicable
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 1401 Yong Feng Mansion 123 Jiqing Road Nanjing, People’s Republic of China 210006 025-52313015	CT Corporation System 111 Eighth Avenue New York, New York 10011 (800) 624-0909
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Bradley A. Haneberg, Esq.

Anthony W. Basch, Esq.

Kaufman & Canoles, P.C.

Three James Center, 12th Floor

1051 East Cary Street

Richmond, Virginia 23219

(804) 771-5700 - Telephone

(804) 771-5777 - Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, and accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

*	Explanatory Note: This Amendment No. 5 to the Registration Statement is being filed for the sole purpose of filing the specimen stock certificate as exhibit 4.1 hereto, the legal opinion of Campbells, Cayman Islands counsel as exhibit 5.1 hereto and the consent of Campbells as exhibit 23.4 hereto.

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

The following exhibits are filed herewith or incorporated by reference in this prospectus:

Exhibit Number	Document
1.1	Amended Form of Placement Agreement (1)

3.1	Amended and Restated Articles of Association of the Registrant (1)

3.2	Amended and Restated Memorandum of Association of the Registrant (1)

4.1	Specimen Stock Certificate (2)

4.2	Form of Placement Agent Warrant (included in Exhibit 10.31) (1)

5.1	Opinion of Campbells, Cayman Islands counsel (2)

10.1	Translation of Exclusive Technical Consulting Service Agreement between Recon Technology (Jining) Co., Ltd. and Beijing BHD Petroleum Technology Co., Ltd. (1)

10.2	Translation of Power of Attorney for rights of Chen Guangqiang in Beijing BHD Petroleum Technology Co., Ltd. (1)

10.3	Translation of Power of Attorney for rights of Yin Shenping in Beijing BHD Petroleum Technology Co., Ltd. (1)

10.4	Translation of Power of Attorney for rights of Li Hongqi in Beijing BHD Petroleum Technology Co., Ltd. (1)

10.5	Translation of Exclusive Equity Interest Purchase Agreement between Recon Technology (Jining) Co. Ltd., Chen Guangqiang and Beijing BHD Petroleum Technology Co., Ltd. (1)

10.6	Translation of Exclusive Equity Interest Purchase Agreement between Recon Technology (Jining) Co. Ltd., Yin Shenping and Beijing BHD Petroleum Technology Co., Ltd. (1)

10.7	Translation of Exclusive Equity Interest Purchase Agreement between Recon Technology (Jining) Co. Ltd., Li Hongqi and Beijing BHD Petroleum Technology Co., Ltd. (1)

10.8	Translation of Equity Interest Pledge Agreement between Recon Technology (Jining) Co., Ltd., Chen Guangqiang and Beijing BHD Petroleum Technology Co., Ltd. (1)

10.9	Translation of Equity Interest Pledge Agreement between Recon Technology (Jining) Co., Ltd., Yin Shenping and Beijing BHD Petroleum Technology Co., Ltd. (1)

10.10	Translation of Equity Interest Pledge Agreement between Recon Technology (Jining) Co., Ltd., Li Hongqi and Beijing BHD Petroleum Technology Co., Ltd. (1)

10.11	Translation of Exclusive Technical Consulting Service Agreement between Recon Technology (Jining) Co., Ltd. and Jining ENI Energy Technology Co., Ltd. (1)

10.12	Translation of Power of Attorney for rights of Chen Guangqiang in Jining ENI Energy Technology Co., Ltd. (1)

10.13	Translation of Power of Attorney for rights of Yin Shenping in Jining ENI Energy Technology Co., Ltd. (1)

10.14	Translation of Power of Attorney for rights of Li Hongqi in Jining ENI Energy Technology Co., Ltd. (1)

10.15	Translation of Exclusive Equity Interest Purchase Agreement between Recon Technology (Jining) Co. Ltd., Chen Guangqiang and Jining ENI Energy Technology Co., Ltd. (1)

10.16	Translation of Exclusive Equity Interest Purchase Agreement between Recon Technology (Jining) Co. Ltd., Yin Shenping and Jining ENI Energy Technology Co., Ltd. (1)

10.17	Translation of Exclusive Equity Interest Purchase Agreement between Recon Technology (Jining) Co. Ltd., Li Hongqi and Jining ENI Energy Technology Co., Ltd. (1)

10.18	Translation of Equity Interest Pledge Agreement between Recon Technology (Jining) Co., Ltd., Chen Guangqiang and Jining ENI Energy Technology Co., Ltd. (1)

10.19	Translation of Equity Interest Pledge Agreement between Recon Technology (Jining) Co., Ltd., Yin Shenping and Jining ENI Energy Technology Co., Ltd. (1)

10.20	Translation of Equity Interest Pledge Agreement between Recon Technology (Jining) Co., Ltd., Li Hongqi and Jining ENI Energy Technology Co., Ltd. (1)

10.21	Translation of Exclusive Technical Consulting Service Agreement between Recon Technology (Jining) Co., Ltd. and Nanjing Recon Technology Co., Ltd. (1)

10.22	Translation of Power of Attorney for rights of Chen Guangqiang in Nanjing Recon Technology Co., Ltd. (1)

10.23	Translation of Power of Attorney for rights of Yin Shenping in Nanjing Recon Technology Co., Ltd. (1)

10.24	Translation of Power of Attorney for rights of Li Hongqi in Nanjing Recon Technology Co., Ltd. (1)

10.25	Translation of Exclusive Equity Interest Purchase Agreement between Recon Technology (Jining) Co. Ltd., Chen Guangqiang and Nanjing Recon Technology Co., Ltd. (1)

10.26	Translation of Exclusive Equity Interest Purchase Agreement between Recon Technology (Jining) Co. Ltd., Yin Shenping and Nanjing Recon Technology Co., Ltd. (1)

10.27	Translation of Exclusive Equity Interest Purchase Agreement between Recon Technology (Jining) Co. Ltd., Li Hongqi and Nanjing Recon Technology Co., Ltd. (1)

10.28	Translation of Equity Interest Pledge Agreement between Recon Technology (Jining) Co., Ltd., Chen Guangqiang and Nanjing Recon Technology Co., Ltd. (1)

10.29	Translation of Equity Interest Pledge Agreement between Recon Technology (Jining) Co., Ltd., Yin Shenping and Nanjing Recon Technology Co., Ltd. (1)

10.30	Translation of Equity Interest Pledge Agreement between Recon Technology (Jining) Co., Ltd., Li Hongqi and Nanjing Recon Technology Co., Ltd. (1)

10.31	Form of Warrant Agreement (1)

10.32	Form of Escrow Agreement (1)

10.33	Amended Form of Lock-Up Agreement (1)

10.34	Employment Agreement between Recon Technology (Jining) Co., Ltd. and Mr. Yin Shenping (1)

10.35	Exhibit withdrawn.

10.36	Employment Agreement between Recon Technology (Jining) Co., Ltd. and Mr. Chen Guangqiang (1)

10.37	Employment Agreement between Recon Technology (Jining) Co., Ltd. and Mr. Li Hongqi (1)

10.38	Summary Translation of Technical Service Contract by and between Natural Gas Development Company of Qinghai Oilfield and Beijing BHD Petroleum Technology Co., Ltd. (1)

10.39	Summary Translation of Sales Contract, by and between the West Site Department of Bazhou, Zhongyuan Petroleum Exploration Bureau Project Construction Corporation and Jining ENI Energy Technology Co., Ltd. (1)

10.40	Exhibit withdrawn.

10.41	Ordinary Shares Subscription Agreement dated December 31, 2007 between the Registrant and Bloomsway Development Ltd (1)

10.42	Translation of Contract for the Sale of Industrial and Mineral Products between Nanjing Recon Technology Co., Ltd. and PetroChina Qinghai Oilfield Co., Ltd. (1)

10.43	Translation of Contract of Material Reserves and Sales between Beijing BHD Petroleum Technology Co., Ltd. and PetroChina Qinghai Oilfield Co., Ltd. (1)

10.44	Translation of Contract of Material Reserves and Sales between Beijing BHD Petroleum Technology Co., Ltd. and PetroChina Qinghai Oilfield Co., Ltd. (1)

10.45	Translation of Contract for Purchasing Vacuum-Heating-Furnace between Beijing BHD Petroleum Technology Co., Ltd. and PetroChina Huabei Oilfield Co., Ltd. (1)

10.46	Translation of Contract of the Sale of Goods between Beijing BHD Petroleum Technology Co., Ltd. and PetroChina Huabei Oilfield Co., Ltd. (1)

10.47	Summary Translation of Chuan East to Chuan West Transferring Gas Pipe Project Product Collective Contract between Jining ENI Energy Technology Co., Ltd. and Southwest Oil Gas Company of Sinopec. (1)

10.48	Summary Translation of Industrial Product Purchasing Agreement between Jining ENI Energy Technology Co., Ltd. and Southwest Oil Gas Company of Sinopec. (1)

10.49	Summary Translation of Purchase Agreement between Jining ENI Energy Technology Co., Ltd. and Southwest Oil Gas Company of Sinopec. (1)

10.50	Summary Translation of Chuan East to Chuan West Transferring Gas Pipe Project Product Collective Contract between Jining ENI Energy Technology Co., Ltd. and Southwest Oil Gas Company of Sinopec. (1)

10.51	Exhibit withdrawn.

10.52	Operating Agreement among Recon Technology (Jining) Co. Ltd., Nanjing Recon Technology Co., Ltd. and Mr. Yin Shenping, Mr. Chen Guangqiang and Mr. Li Hongqi (1)

10.53	Operating Agreement among Recon Technology (Jining) Co. Ltd., Jining ENI Energy Technology Co., Ltd., and Mr. Yin Shenping, Mr. Chen Guangqiang and Mr. Li Hongqi (1)

10.54	Operating Agreement among Recon Technology (Jining) Co. Ltd., Beijing BHD and Mr. Yin Shenping, Mr. Chen Guangqiang and Mr. Li Hongqi (1)

21.1	Subsidiaries of the Registrant (1)

23.1	Consent of Hansen Barnett & Maxwell (1)

23.2	Consent of Jingtian & Gongcheng (1)

23.3	Consent of Kaufman & Canoles (1)

23.4	Consent of Campbells (included in Exhibit 5.1) (2)

24.1	Power of Attorney (included on page II-6 of the Registration Statement) (1)

99.1	Stock Option Plan (1)

99.2	Code of Business Conduct and Ethics (1)

(1)	Previously filed.
(2)	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the People’s Republic of China, on the 15th day of July, 2009.

RECON TECHNOLOGY, LTD, a Cayman Islands exempted company

By:	/s/ Yin Shenping
Name:	Yin Shenping
Title:	Chief Executive Officer (Principal Executive Officer)
Date:	July 15, 2009

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Yin Shenping	Chief Executive Officer and Director	July 15, 2009
Yin Shenping	(Principal Executive Officer)

/s/ Liu Jia	Chief Financial Officer	July 15, 2009
Liu Jia	(Principal Accounting and Financial Officer)

*	Director	July 15, 2009
Chen Guangqiang

*	Director	July 15, 2009
Li Hongqi

/s/ Dennis O. Laing	Director	July 15, 2009
Dennis O. Laing	(Authorized representative in the United States)

*	Director	July 15, 2009
Nelson N.S. Wong

*	Director	July 15, 2009
Hu Jijun

	Director	July 15, 2009
Liao Xiaorong

* By:	/s/ Yin Shenping
Yin Shenping, Attorney-in-Fact
July 15, 2009